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                                                                   EXHIBIT 4.(h)

               NO.                               $

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                                                         CUSIP  723877 AB 2

                       PIONEER-STANDARD ELECTRONICS, INC.
                     8 1/2% SENIOR NOTES DUE AUGUST 1, 2006

 PIONEER-STANDARD ELECTRONICS, INC., a corporation duly organized and existing under the laws of Ohio (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

or registered assigns, the principal sum of                              DOLLARS

on August 1, 2006, and to pay interest thereon from August 12, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1997, at the rate of 8 1/2% per annum, subject to an increase to 9 1/2% per annum in accordance with Paragraph 2 on the reverse of this Security, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th of January or the 15th of July (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

    Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in dollars; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

               STAR BANK, N. A.
                  As Trustee

By
  ---------------------------------
    Authorized Signatory


PIONEER-STANDARD ELECTRONICS, INC.

By /s/ James L. Bayman
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    Chairman of the Board, Chief Executive Officer and President

Attest:  /s/ John V. Goodger
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         Vice President, Treasurer and Assistant Secretary

                                      SEAL
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                       PIONEER-STANDARD ELECTRONICS, INC.
                            NOTES DUE AUGUST 1, 2006

  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1996 (herein called the "Indenture"), between the Company and Star Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000, and with certain terms established pursuant to an Officer's Certificate, dated August 7, 1996 (the "Officer's Certificate").

  This Security will bear interest at a rate of 8 1/2% per annum, subject to an increase to 9 1/2% per annum, upon the occurrence of a Rating Event as defined in the Officer's Certificate.

  If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

  The Indenture also provides that upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase such Holder's Securities at a price equal to 100% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of such purchase.

  This Security is subject to defeasance as described in the Indenture.

  The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

  The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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                                ASSIGNMENT FORM

   To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

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              (Insert assignee's social security or tax ID number)

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             (Print or type assignee's name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________________________ Your Signature:
        (Sign exactly as your name appears on the other side this Security)

Signature Guaranty:
                    Signatures must be guaranteed
                    by an "eligible guarantor
                    institution" meeting the
                    requirements of the Transfer
                    Agent, which requirements will
                    include membership or
                    participation in STAMP or such
                    other "signature guarantee
                    program" as may be determined
                    by the Transfer Agent in
                    addition to, or in substitution
                    for, STAMP, all in accordance
                    with the Exchange Act.

       Social Security Number or Taxpayer
                    Identification
       Number:

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                       OPTION TO HOLDER TO ELECT PURCHASE

   If you wish to elect to have all or any portion of this Security purchased by the Company pursuant to Section 1013 ("Change of Control Offer") of the Indenture, check the applicable box:

/ / in whole         / / in part         amount to be purchased: $

Dated:  ___________________________________  Your Signature:
          (Sign exactly as your name appears on the other side of this Security)

Signature Guaranty:
                    Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Social Security Number or Taxpayer Identification Number: